Exhibit 99.1

Pediatric Services of America, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2006

(in thousands)

	Historical	Sale of RTES Segment (a)	Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$53,116	$24,869	$77,985
Accounts receivable, less allowances for doubtful accounts of historical and pro forma as adjusted of $2,183 and $618, respectively	26,115	(9,311)	16,804
Prepaid expenses	1,872	(169)	1,703
Deferred income taxes	6,878		6,878
Workers’ compensation loss fund	4,587		4,587
Insurance recoveries	1,637		1,637
Other current assets	291	(1)	290

Total current assets	94,496	15,388	$109,884

Property and equipment:
Home care equipment held for rental	32,698	(32,444)	254
Furniture and fixtures	12,165	(2,032)	10,133
Leasehold improvements	2,928	(578)	2,350

	47,791	(35,054)	12,737
Accumulated depreciation and amortization	(37,412)	27,440	(9,972)

	10,379	(7,614)	2,765

Other assets:
Goodwill, less accumulated amortization of historical and pro forma as adjusted of approximately $9,613 and $6,963, respectively	27,302	(7,282)	20,020
Certificates of need, less accumulated amortization of approximately $667	5		5
Noncompete agreements, less accumulated amortization of historical and proforma as adjusted of approximately $1,180 and $860, respectively	135		135
Deferred income taxes	1,562		1,562
Workers’ compensation bond collateral	1,247		1,247
Insurance cash surrender value and recoveries	5,404		5,404
Other	330	(36)	294

	35,985	(7,318)	28,667

Total assets	$140,860	$456	$141,316

See accompanying notes to unaudited pro forma.

Pediatric Services of America, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2006

(in thousands)

	Historical	Sale of RTES Segment (a)	Pro Forma As Adjusted
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,013		3,013
Accrued compensation	5,526		5,526
Income taxes payable	3,431		3,431
Accrued insurance	6,489		6,489
Refunds payable	2,936		2,936
Accrued interest	42		42
Transition services	159		159
Professional service liabilities	989		989
Additional rent payable	1,301		1,301
Other accrued liabilities	288		288
Deferred revenue	891		891

Total current liabilities	25,065	—	25,065

Long-term accrued insurance	12,244		12,244
Long-term income taxes payable	88		88
Deferred compensation	1,199		1,199

Total liabilities	38,596	—	38,596

Redeemable preferred stock, $.01 par value, 2,000 shares authorized, no shares issued and outstanding	—		—

Stockholders’ equity:
Common stock, $.01 par value, 80,000 shares authorized 7,515 shares issued and outstanding at June 30, 2006	75		75
Additional paid-in capital	55,359		55,359
Retained earnings	46,830	456	47,286

Total stockholders’ equity	102,264	456	102,720

Total liabilities and stockholders’ equity	$140,860	$456	$141,316

See accompanying notes to unaudited pro forma.

Pediatric Services of America, Inc.

Unaudited Pro Forma Condensed Statement of Operations

Nine Months Ended June 30, 2006

(in thousands, except per share data)

	Nine Months Ended June 30, 2006	Reclassification Adjustments (b)	Pro Forma Adjustments		Pro Forma
Net revenue	$130,380	$(42,916)			$87,464
Costs and expenses:
Costs of goods and services (exclusive of depreciation shown separately below)	67,064	(14,247)			52,817
Other operating costs and expenses
Salaries, wages and benefits	27,367	(12,497)			14,870
Business insurance	5,330	(1,509)			3,821
Overhead	11,135	(5,555)			5,580

Other operating costs and expenses	43,832	(19,561)	—		24,271
Corporate, general and administrative
Salaries, wages and benefits	10,595				10,595
Business insurance	191				191
Professional services	2,722				2,722
Overhead	2,140				2,140

Corporate, general and administrative	15,648	—	—		15,648
Provision for doubtful accounts	738	(676)			62
Depreciation and amortization	3,077	(2,331)			746

Total costs and expenses	130,359	(36,815)	—		93,544

Operating income (loss)	21	(6,101)	—		(6,080)
Other income	54				54
Loss on early extinguishment of debt	(837)				(837)
Interest income	1,667				1,667
Interest expense	(564)				(564)

Income (loss) from continuing operations, before income tax expense (benefit)	341	(6,101)	—		(5,760)
Income tax expense (benefit)	384		(2,643	)(c)	(2,259)

Loss from continuing operations	$(43)	$(6,101)	$2,643		$(3,501)

Income per share data:
Basic loss from continuing operations	$(0.01)				$(0.47)

Diluted loss from continuing operations	$(0.01)				$(0.47)

Weighted average shares outstanding:
Basic	7,378				7,378

Diluted	7,378				7,378

See accompanying notes to unaudited pro forma.

Pediatric Services of America, Inc.

Unaudited Pro Forma Condensed Statement of Operations

Twelve Months Ended September 30, 2005

(in thousands, except per share data)

	Year Ended September 30, 2005	Reclassification Adjustments (b)	Pro Forma Adjustments		Pro Forma
Net revenue	$172,183	$(58,036)			$114,147
Costs and expenses:
Costs of goods and services (exclusive of depreciation shown separately below)	87,428	(19,233)			68,195
Other operating costs and expenses
Salaries, wages and benefits	35,722	(16,185)			19,537
Business insurance	6,128	(1,963)			4,165
Overhead	14,437	(7,455)			6,982

Other operating costs and expenses	56,287	(25,603)	—		30,684
Corporate, general and administrative salaries, wages and benefits	14,128				14,128
Business insurance	208				208
Professional services	4,476				4,476
Overhead	2,880				2,880

Corporate, general and administrative	21,692	—	—		21,692
Provision for doubtful accounts	2,898	(2,219)			679
Depreciation and amortization	3,979	(2,981)			998

Total costs and expenses	172,284	(50,036)	—		122,248

Operating loss	(101)	(8,000)	—		(8,101)
Other income	65				65
Interest income	211				211
Interest expense	(2,481)				(2,481)

Loss from continuing operations, before income tax benefit	(2,306)	(8,000)	—		(10,306)
Income tax benefit	(1,637)		(2,343	)(c)	(3,980)

Loss from continuing operations	$(669)	$(8,000)	$2,343		$(6,326)

Loss per share data:
Basic loss from continuing operations	$(0.09)				$(0.88)

Diluted loss from continuing operations	$(0.09)				$(0.88)

Weighted average shares outstanding:
Basic	7,203				7,203

Diluted	7,203				7,203

See accompanying notes to unaudited pro forma.